As filed with the Securities and Exchange Commission on June 24, 1996.

                                      Registration No. 333-__________
______________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
               ____________________________________

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
               ____________________________________

Incorporated     MERITAGE HOSPITALITY GROUP INC.      I.R.S. Employer
Under the Laws   40 PEARL STREET, N.W., SUITE 900     Identification No.
of Michigan      GRAND RAPIDS, MICHIGAN 49503          38-2730460

               ____________________________________

                 MERITAGE HOSPITALITY GROUP INC.
              1996 MANAGEMENT EQUITY INCENTIVE PLAN

                 MERITAGE HOSPITALITY GROUP INC.
                1996 DIRECTORS' SHARE OPTION PLAN

                 MERITAGE HOSPITALITY GROUP INC.
                   DIRECTORS' COMPENSATION PLAN

                 MERITAGE HOSPITALITY GROUP INC.
                   EMPLOYEE SHARE PURCHASE PLAN

                      Gary P. Kreider, Esq.
                   Keating, Muething & Klekamp
                      One East Fourth Street
                     Cincinnati, Ohio  45202
                          (513) 579-6411
                  (Agent for Service of Process)

                 CALCULATION OF REGISTRATION FEE

__________________________________________________________________________
                              Proposed        Proposed
  Title of                    Maximum         Maximum
 Securities    Amount         Offering        Aggregate        Amount of
   To Be       To Be           Price          Offering       Registration
 Registered  Registered(1)   Per Share (2)    Price(2)          Fee(3)
__________________________________________________________________________

 Common         450,000       $6.0625         $2,728,125        $941
 Stock,         Shares
 par value
 $0.01 per
 share
__________________________________________________________________________

  (1) This Registration Statement is filed for up to (a) 300,000 shares of Common Stock issuable pursuant to the Meritage Hospitality Group Inc. 1996 Management Equity Incentive Plan (the "Management Equity Incentive Plan"); (b) 60,000 shares of Common Stock issuable pursuant to the Meritage Hospitality Group Inc. 1996 Directors' Share Option Plan (the "Directors' Share Option Plan"); (c) 50,000 shares of Common Stock issuable pursuant to the Meritage Hospitality Group Inc. Directors' Compensation Plan (the "Directors' Compensation Plan"); and (d) 40,000 shares of Common Stock issuable pursuant to the Meritage Hospitality Group Inc. Employee Share Purchase Plan (the "Employee Share Purchase Plan") (the Management Equity Incentive Plan, Directors' Share Option Plan, Directors' Compensation Plan and Employee Share Purchase Plan, individually the "Plan" and collectively the "Plans").

  (2) Estimated solely for purposes of calculating the registration fee.

  (3) Registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock quoted on The NASDAQ Interdealer Quotation
     System on June 17, 1996 of $6.0625 per share.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents filed by Meritage Hospitality Group
Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

1. The Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 1995, as amended.

2. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended February 29, 1996.

3. The description of the Company's Common Stock contained in a Registration Statement on Form S-18, Registration No.
     33-10798C, filed with the Securities and Exchange Commission on January 12, 1986.

     The Company was formerly known as Thomas Edison Inns, Inc.

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 4.   Description of Securities

     Not Applicable.


Item 5.   Interests of Named Experts and Counsel

     The legality of the Common Stock offered hereby will be passed upon for the Company by Keating, Muething & Klekamp, 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202. Gary P. Kreider is a partner of Keating, Muething & Klekamp. Attorneys of Keating, Muething & Klekamp own 6,000 shares of the Company's Common Stock.

Item 6.   Indemnification of Directors and Officers

     Section 450.1561 of the Michigan Business Corporation Act ("MBCA") provides generally and in pertinent part that a Michigan corporation may indemnify its directors and officers against expenses, including judgments, penalties, fines, attorneys' fees and amounts paid in settlement actually and reasonably incurred by them in connection with any civil or criminal suit or action, other than actions by or in the right of the corporation, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal suit or proceeding, if the person had no reasonable cause to believe his conduct was unlawful. Section 450.1562 provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Michigan corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them in connection with the matters in issue, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The right to indemnification is mandatory in the case of a director or officer who is successful on the merits or otherwise and if the expenses are reasonable and actually incurred. Permissive indemnification is to be made by a court of competent jurisdiction, the majority vote of a quorum of disinterested directors, the written opinion of independent legal counsel, by all independent directors who are not parties to or threatened to be made parties to the action or suit or by the disinterested shareholders or a committee designated by the Board and consisting of directors who are not parties to, or threatened to be made parties to, the proceedings.

     The Company's Bylaws provide that the Company shall indemnify such persons to the fullest extent permitted by law.


Item 7.   Exemption from Registration Claimed

     Not Applicable.


Item 8.   Exhibits

     See the Index to Exhibits included herewith.

Item 9.   Undertakings

     9.1 The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (c) to include any material information with respect to any of the plans of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) shall not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securi-ties Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.3 The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on June 18, 1996.


                              MERITAGE HOSPITALITY GROUP INC.



                              By: Christopher B. Hewett
                                  ______________________________
                                  Christopher B. Hewett
                                  President and Chief
                                  Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The persons whose names are marked with an asterisk (*) below hereby designate Christopher B. Hewett or James R. Saalfeld as Attorney-in-Fact to sign all amendments, including any post-effective amendments, to this Registration Statement.

    Signature                 Capacity           Date
_______________________    _______________   _______________



 *Robert E. Schermer, Sr.  Chairman of the    June 17, 1996
 ________________________  Board of Direc-
 Robert E. Schermer, Sr.   tors



 *Christopher B. Hewett    President,  Chief  June 18, 1996
 ________________________  Executive Officer
 Christopher B. Hewett     and Director
                           (Principal Execu-
                           tive Officer)


 *Robert E. Schermer, Jr.  Executive Vice     June 17, 1996
 ________________________  President,
 Robert E. Schermer, Jr.   Treasurer and
                           Director (Princi-
                           pal Financial
                           Officer)

 *
 ________________________  Director           June ___, 1996
 William F. Ehinger


 *
 ________________________  Director           June ___, 1996
 James R. Goerlich


 *
 ________________________  Director           June ___, 1996
 David S. Lundeen



 *Joseph L. Maggini        Director           June 17, 1996
 ________________________
 Joseph L. Maggini



 *Joseph P. Michael        Director           June 18, 1996
 ________________________
 Joseph P. Michael



 *Frank O. Staiger         Director           June 17, 1996
 ________________________
 Frank O. Staiger


 *Raymond A. Weigel, III   Director           June 17, 1996
 ________________________
 Raymond A. Weigel, III




                          EXHIBIT INDEX


Exhibit No.         Description                        Page
__________     _________________________          ______________

     5         Opinon of Keating, Muething        Filed herewith
                    & Klekamp

  10.1         1996 Management Equity Incentive          *
                    Plan

  10.2         1996 Directors' Share Option Plan         *

  10.3         Directors' Compensation Plan              *

  10.4         Employee Share Purchase Plan              *

  23.1         Consent of Grant Thornton LLP      Filed herewith

  23.2         Consent of Keating, Muething       Included in
                    & Klekamp                       Exhibit 5

    24         Power of Attorney (included        Filed herewith
                    on signature page)


___________________
*Incorporated by reference to the Registrant's definitive proxy statement dated April 19, 1996 as filed with the Commission.